
                                                                   Exhibit 10.4

                                PROMISSORY NOTE

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
Borrower:  CellStar, Ltd. (TIN: 1-75-2584122-1)    Lender:  First Interstate Bank of Texas, N.A.
           1730 Briercroft Drive                            Dallas Central Office
           Carrollton, Texas  75006                         1445 Ross Avenue
                                                            P. O. Box 650291
                                                            Dallas, TX 75265-0291
================================================================================================



Principal Amount:  $4,277,500.00                   Date of Note:  April 15, 1996


PROMISE TO PAY. CellStar, Ltd. ("Borrower") promises to pay to First Interstate Bank of Texas N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million Two Hundred Seventy-Seven Thousand Five Hundred Dollars ($4,277,500.00), together with interest on the outstanding unpaid principal balance until maturity.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

     Quarterly payments in the principal amount of $73,750 plus all accrued and unpaid interest shall be due and payable commencing on June 1, 1996 and continuing on each September 1, December 1, March 1 and June 1 thereafter until September 1, 2005 at which time all unpaid principal, accrued and unpaid interest and any other amounts owed in connection with the loan shall be fully due and payable.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied in any order at Lender's sole discretion, including the following order: first to all past due amounts; then to accrued unpaid interest; then to principal; and any remaining amount to any unpaid collection costs and other charges.

VARIABLE INTEREST RATE.   The unpaid principal amount of this Note shall bear
interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Applicable Rate, each such change in the rate of interest charged on this Note to become effective, without notice to Borrower, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the unpaid principal amount of this Note to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the unpaid principal amount of this Note below the Maximum Rate until the aggregate amount of interest accrued on the unpaid principal amount of this Note equals the aggregate amount of interest which would have accrued on the unpaid principal amount of this Note if the interest rate specified in clause (b) preceding had at all times been in effect. All past due principal and interest shall bear interest at the Post Maturity Rate.

DEFINITIONS. As used in this Note, the following terms have the following meanings:

        "Applicable Rate" means the Prime Rate plus the Prime Margin.
         ---------------

        "Business Day" means any day on which commercial banks are not
         ------------
     authorized or required to close in Dallas, Texas.

        "Dollars" and "$" mean lawful money of the United States of America.
         -------       -

        "Maximum Rate" means the maximum rate of nonusurious interest
         ------------
     permitted from day to day by applicable law, including as to Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees payments, and other charges contracted for, charged or received in respect of this Note which are deemed to be interest under applicable law.

        "Prime Rate" means, at any time, the rate of interest per annum then
         ----------
     most recently set by Lender as its prime rate. Borrower understands that Lender may make loans based on other rates as well.
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04-15-1996                      PROMISSORY NOTE                           Page 2
                                  (Continued)

================================================================================

        "Prime Margin" means, during the periods set forth below, the percent
         ------------
     per annum set forth below opposite the applicable period:



              Period                               Percentage
- -------------------------------------------------------------
        From and Including    To but Excluding
- -------------------------------------------------------------
4/15/96                        8/15/96                 0%
- -------------------------------------------------------------
8/15/96                       11/15/96                 .5%
- -------------------------------------------------------------
11/15/96                       2/15/97                  1%
- -------------------------------------------------------------
2/15/97                        5/15/97                1.5%
- -------------------------------------------------------------
5/15/97                         9/2/05                 2%
- -------------------------------------------------------------

OPTIONAL PREPAYMENT. Borrower may prepay this Note in part or in full at any time before final maturity, whether by cash, a new loan, renewal, or otherwise; provided that each partial prepayment shall be in a minimum principal amount of $500,000 and shall be applied to the principal installments due hereunder in the inverse order of maturity. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest.

MANDATORY PREPAYMENT. In the event that the outstanding principal amount of this Note even exceeds an amount equal to 75% of the most recent appraised value of the Real Property (as such term is defined in that certain Deed of Trust dated April 28, 1994 executed by Borrower for the benefit of Lender, as the same has been modified, the "Deed of Trust") as determined from appraisals obtained
                        -------------
by Lender, Borrower agrees to make a prepayment on this Note in the amount of the excess together with accrued and unpaid interest on the amount prepaid, within three (3) days of the Lenders' demand. Any such prepayment shall be applied to the principal installments due hereunder in the inverse order of maturity.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to pay (i) any installment of interest on this Note or any fees or expenses due hereunder or under any other agreement Borrower has with Lender that is executed in connection with this Note within five (5) days of the date due or (ii) any installment of principal or any other obligation hereunder or under any other agreement Borrower has with Lender that is executed in connection with this Note. (b) Borrower fails to perform, observe or comply with any of the covenants contained in Sections 2(a), 2(c), 2(d), 2(e) and 2(f) of that certain Indemnity Agreement dated April 28, 1994 executed by Borrower, CellStar Corporation and National Auto Center, Inc. for the benefit of Lender or the following titled paragraphs of the Deed of Trust: "Removal of Improvements", "Nuisance", "Waste", "Payment", "Right to Contest", "Maintenance of Insurance", "Defense of Title" or the paragraph entitled "Affirmative Covenants" set forth in this Note. (c) Borrower fails to perform, observe or comply with any of the covenants contained in this Note or the documents executed in connection herewith (other than those covenants described in the other clauses of this Default paragraph including without limitation, clauses (a), (b), (h) and (j)) and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of (i) the giving of notice to the Borrower by the Lender or
(ii) the Borrower's actual knowledge of such failure. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest and any proceedings instituted in connection therewith are not dismissed within the earlier of (i) thirty (30) days after such proceedings have been commenced or (ii) ten (10) days before the applicable property is taken by such creditor. (g) any of the events described in this default section occurs with respect to any guarantor of this Note. (h) Borrower or any guarantor for this Note shall fail to pay when due, after any applicable grace period, any principal of or interest on any indebtedness which in any individual case or in the

04-15-1996                      PROMISSORY NOTE                           Page 3
                                  (Continued)

================================================================================

aggregate exceeds One Million Dollars ($1,000,000.00) other than the indebtedness evidenced hereby, or the maturity of any such indebtedness shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits any holder or holders of such indebtedness or any person or entity acting on behalf of such holder of holders to accelerate the maturity thereof or require any such prepayment, including, without limitation, any event of default occurring under that certain Amended and Restated Loan Agreement dated July 20, 1995 among National Auto Center, Inc., CellStar Corporation, Texas Commerce Bank National Association as agent and certain banks named therein (as the same may be amended or otherwise modified, and any credit agreement executed in replacement thereof, herein the "TCB Credit Agreement"), whether or not such event or event of default has been waived by the applicable holders (so, for example, even if the lenders under the TCB Credit Agreement waive or otherwise remedy any event of default thereunder, such event of default shall be deemed a default hereunder until waived in writing by Lender). (i) The occurrence of any default under any documents securing the payment of this Note. (j) National Auto Center, Inc., Borrower and CellStar Fullfillment, Ltd. (collectively the "Companies") fail to maintain, as
                                               ---------
of the end of each fiscal year on a consolidated basis (but excluding from such consolidation CellStar International Corporation, Audiomex Export Corporation and CellStar International S.A.), a ratio of net income after tax plus depreciation and amortization less extraordinary gains to the sum of current maturities of long term debt (excluding the principal amount of the revolving loan extended under the TCB Credit Agreement) and capital leases (all calculated in accordance with generally accepted accounting principals consistently applied [herein "GAAP"] and for the 12 month period then ending) of not less than 1:25 to 1:00.

LENDER'S RIGHTS. Upon default Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due and then Borrower will pay that amount. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts actually incurred by Lender as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle or other titled collateral offered as security for this loan, or premiums or identifiable charges received in connection with the sale of authorized insurance. This Note has been delivered to Lender and accepted by Lender in the State of Texas. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Dallas County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Dallas County, the State of Texas. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Texas and applicable federal laws.

AGREEMENT FOR BINDING ARBITRATION. THE PARTIES AGREE TO BE BOUND BY THE TERMS AND PROVISIONS OF THE CURRENT ARBITRATION PROGRAM OF FIRST INTERSTATE BANK OF TEXAS N.A. WHICH IS INCORPORATED BY REFERENCE HEREIN AND IS ACKNOWLEDGED AS RECEIVED BY THE PARTIES, PURSUANT TO WHICH ANY AND ALL DISPUTES SHALL BE RESOLVED BY MANDATORY BINDING ARBITRATION UPON THE REQUEST OF ANY PARTY.

DEFAULT RATE OF INTEREST. Lender may, at its option and without notice, charge interest at a rate (the "Default Rate") equivalent to the Post Maturity Rate (not to exceed the maximum lawful rate) on any past due amounts of the indebtedness for the number of days said amounts are past due. Amounts shall be considered past due when not paid on the date due, whether said amounts become due pursuant to the payment schedule or as a result of acceleration, or otherwise. Further, if Lender gives written notice to Borrower of any one or more defaults under the Note or any related loan documents and such defaults are not cured completely and strictly in accordance with the terms of the notice of default within the period of time allowed by Lender for cure of same, Lender may charge interest at the Default Rate on the entire amount of the indebtedness until two Business Days after such defaults are cured and that fact is communicated to and confirmed by Lender. Lender's use of the remedies available to Lender upon the occurrence of an event of default shall not constitute an election of remedies or otherwise limit Lender's rights concerning other remedies available to Lender upon the occurrence of an event of default.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of the maximum rate allowed by applicable law or 4 percentage points over the Prime Rate. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of insurance premiums, which will continue to accrue interest at the prematurity rate.

AFFIRMATIVE COVENANTS. So long as the Note or any part is outstanding or the Lender has any commitment hereunder, the Borrower will perform and observe the following affirmative covenants, unless the Lender shall otherwise consent in writing:

(A). QUARTERLY REPORTS. As soon as available and in any event within forty-five (45) days after the end of each of the quarters of each fiscal year of CellStar Corporation, Borrower will provide to Lender a copy of (i)
CellStar Corporation's report on form 10-Q submitted to the Securities and Exchange Commission as of the end of each such quarter and (ii) an unaudited financial report of the

04-15-1996                      PROMISSORY NOTE                           Page 4
                                  (Continued)

================================================================================

Companies as of the end of such quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis (but excluding from such consolidation CellStar International Corporation, Audiomex Export Corporation and CellStar International S.A.), balance sheets, statements or income, statements of retained earnings and cash flow statements, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of National Auto Center, Inc. to have been prepared in accordance with
     GAAP and to fairly and accurately present (subject to year end audit adjustments) the financial condition and results of operations of the Companies at the date and for the periods indicated therein.

(B). ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of CellStar Corporation beginning with the fiscal year ended November 30, 1994, Borrower will provide to Lender a copy of (i) CellStar Corporation's report on form 10-K submitted to the Securities and Exchange Commission as of the end of such year and (ii) the annual unaudited report for the Companies for such fiscal year containing, on a consolidated basis (but excluding from such consolidation CellStar International Corporation, Audiomex Export Corporation and CellStar International SA.), balance sheets, income statements, statements of retained earnings and cash flow statements, as at the end of such fiscal year and for the twelve (12) month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and certified by the chief financial officer of National Auto Center, Inc. to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of the Companies at the date and for the periods indicated therein.

(C). CERTIFICATE OF NO DEFAULT; NOTICE OF DEFAULT. Furnish to the Lender within ninety (90) days of the end of each fiscal year, a Certificate of No Default signed by an officer of the Borrower in a form acceptable to Lender to the effect that to the best of his knowledge and after reasonable investigation no default has occurred hereunder and no event which, with the giving of notice or the lapse of time or both, would constitute a default has occurred and is continuing and showing the calculations demonstrating compliance with clause (j) of the Default paragraph of this Note. Borrower shall also promptly notify Lender when it becomes aware of any default which has occurred hereunder.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred lo herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied, first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

MODIFICATION OF PRIOR NOTE.  This Note is executed to modify in its entirety, but not extinguish the indebtedness evidenced by, that certain promissory note dated August 31, 1995 executed by Borrower and payable to the order of Lender in the original principal amount of $4,425,000 (the "Prior Note"). This Note
                                                  ----------
evidences indebtedness previously evidenced by the Prior Note and originally evidenced by that certain Promissory Note dated April 28, 1995 executed by Borrower and payable to the order of Lender in the original principal amount of $3,000,000. Borrower agrees to pay to Lender on June 1, 1996 all unpaid interest accrued under the Prior Note through the date hereof.
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04-15-1996                      PROMISSORY NOTE                           Page 5
                                  (Continued)

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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF
THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

CellStar, Ltd.

By: NATIONAL AUTO CENTER, INC., its general partner




           By:  /s/ Alan H. Goldfield
              ---------------------------
                Alan H. Goldfield
                Chief Executive Officer